State of Delaware
                                         Secretary of State
                                      Division of Corporations
                                    Delivered 10:30 AM 06/13/2007
                                      FILED 10:30 AM 06/13/2007
                                     SRV 070704454 - 3863714 FILE

                      STATE of DELAWARE
                   CERTIFICATE of AMENDMENT of
                  CERTIFICATE of INCORPORATION

* First: that a meeting of the Board of Directors of ALFA INTERNATIONAL HOLDINGS CORP. resolutions were adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this
corporation be amended by changing the Article thereof numbered
"   FIRST   " so that, as amended, said Article shall be read as
follows:

The name of the corporation is OMAGINE, INC.
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*  Second:  That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

* Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation
Law of the State of Delaware.

* Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

                                  BY: /s/ Charles P. Kuczynski
                                     -------------------------
                                       (Authorized Officer)
                               TITLE:   Corporate Secretary
                                     -------------------------
                                NAME:   Charles P. Kuczynski
                                     -------------------------